EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in E'town Corporation's Registration Statement No. 333-16713 on Form S-3 and Nos. 33-49812, 33-44210 and 33-42509 on Forms S-8 of our
reports dated February 19, 1997 and to the incorporation by reference in Elizabethtown Water Company's Registration Statement Nos. 33-51917 and 33-68578 on Forms S-3 and No. 33-19600 on Form S-8 of our report dated February 19, 1997, appearing or incorporated by reference in this Annual Report on Form 10-K of E'town Corporation and Elizabethtown Water Company for the year ended December 31, 1996.


/s/  Deloitte & Touche LLP


Parsippany , NJ
March 26, 1997